Exhibit 99.5

FOR IMMEDIATE RELEASE

QUARTET MERGER CORP. COMPLETES BUSINESS COMBINATIONWITH PANGAEA LOGISTICS SOLUTIONS LTD.

New York, NY and Newport, RI – October 2, 2014 - Quartet Merger Corp. (NASDAQ: QTET; QTETR, QTETU)(“Quartet”) and Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) (“Pangaea” or the “Company”) today announced the closing of their business combination, following the receipt of stockholder approval on September 29, 2014.Complete details regarding the transaction and the post-closing capital structure of Pangaea (after taking into account shareholder redemptions) will be set forth in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission on or prior to October 8, 2014.

In connection with the consummation of the business combination, Quartet merged into Pangaea Logistics Solutions Ltd., which became the new public holding company. The combined company’s common shares will commence trading on NASDAQ under the ticker symbol PANL on or about October 3, 2014.

Edward Coll, CEO of Pangaea, commented, “The completion of this transaction marks an important milestone in our Company history and we appreciate the support of Quartet’s stockholders who helped us achieve this goal. As a public company, we believe we are well-positioned to continue strong and profitable growth while serving as a recognized leader within the drybulk market, leveraging our expertise in backhaul and the ice-class trade."

Eric Rosenfeld, Chairman and CEO of Quartet and a board member of Pangaea following the consummation of the merger, said, “We are pleased and excited to have completed a merger with such a high-quality company. I believe that the Company’s focus on margin enhancing backhaul contracts coupled with its leading position in servicing clients in ice bound ports and through ice laden routes will enable the Company to continue its record of growth and profitability. I look forward to serving as a Director of the Company to support its growth objectives.”

Quartet was represented by Graubard Miller and Cox Hallett Wilkinson Limited and Pangaea was represented by Willkie Farr & Gallagher LLP and Appleby Limited.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

About Quartet Merger Corp.

Quartet was incorporated in Delaware on April 19, 2013 as a blank check company whose objective was to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

Safe Harbor Language

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and Quartet’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in the Company’sfilings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Quartet nor Pangaea is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact:

Quartet Merger Corp.
Eric Rosenfeld, 212-319-7676
Chairman and CEO
or
David Sgro, 212-319-7676
Chief Financial Officer
or
INVESTOR RELATIONS:
Prosek Partners
Thomas Rozycki, 212-279-3115 x208
Managing Director
trozycki@prosek.com

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